EXHIBIT 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano

Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

Eric M. Stein**

E. Elizabeth Sweetser

Robert G. Stevens Jr.**

Michael D. Brottman**

Benjamin T. Branche*

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Melissa A. Chimbangu

Bella Zaslavsky**

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Justin R. Calta

Mengyi "Jason" Ye

John O’Leary***

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

January 9, 2015

Type 1 Media, Inc.

5959 Spring Garden Road, #1507

Halifax, NS, Canada B3h 1Y5

Gentlemen:

You have requested our opinion, as counsel for Type 1 Media, Inc., Inc., a Delaware corporation (the “Company”), in connection with registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the resale of 700,000 of the Company’s common stock, par value $0.000001 per share.

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;

(b)	the certificate of an Officer of the Company, dated as of event date herewith (the “Officer’s Certificate”);

(c)	the Articles of Incorporation of the Company, dated January 12, 2012;

(d)	a Board of Directors resolution approving the an offering pursuant to Rule 506 of Regulation D promulgated under the Act;

(e)	a Board of Directors resolution approving the Registration Statement; and

(f)	a certificate of good standing of the Company issued by the Secretary of State of the State of Nevada, dated December 16, 2014.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate. In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the shares of common stock identified in the Offering which are included in the Registration Statement have been duly authorized and are legally issued, fully paid and non-assessable.

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We offer our opinion based upon the laws of the State of Delaware. This opinion opines upon Delaware law including all applicable provisions of the Delaware General Corporate Law and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Greg Jaclin

Szaferman Lakind Blumstein & Blader PC

101 Grovers Mill Road

Lawrenceville, NJ 08648